Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of our report dated March 31, 2025, relating to the consolidated financial statements of NanoVibronix, Inc. appearing in its Annual Report (Form 10-K) for the year ended December 31, 2024. We also consent to the reference to our Firm under the heading “Experts” in the Registration Statement.

/s/ Zwick CPA, PLLC

Southfield, Michigan

September 15, 2025